EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States of America Code (18 U.S.C. §1350), Wong Oon Leong, President, Chief Executive Officer and Director of Vershire Corporation (the “Company”), hereby certifies that, to the best of her knowledge:

1.	The Company's Annual Report on Form 10-K for the period ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set her hand hereto as of November 10, 2015.

/s/ Wong Oon Leong
Wong Oon Leong
President, Chief Executive Officer (Principal Executive Officer) & Director